UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 4, 2021
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   —  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2021, OpGen, Inc. (the “Company”) appointed Albert Weber to the position of Chief Financial Officer of the Company effective as of January 1, 2022.

Mr. Weber is a corporate finance executive with more than 30 years of professional experience in accounting, controlling and corporate finance roles. During the last 21 years, he served in several roles of increasing responsibility for Epigenomics AG, a molecular diagnostics company listed on the Frankfurt Stock Exchange, with operations in the United States and Germany. Most recently, since January 2018, he served as Executive Vice President Finance of Epigenomics. From 2000 to December 2017, he served initially as Vice President and then as Senior Vice President Finance, Accounting and Controlling for the company. Prior to Epigenomics, Mr. Weber served as Corporate Controller for Pironet AG, a German information technology company. Mr. Weber received his Master’s degree from the University of Cologne.

Mr. Weber will receive an annual base salary of $300,000. In addition, Mr. Weber will be eligible to participate in the Company’s bonus plan pursuant to which he will be eligible for an annual target bonus of up to 45% of his annual salary, contingent upon his and the Company’s performance. Upon commencement of employment, Mr. Weber will receive an award of 210,000 options to purchase common stock that will vest over four years in accordance with the terms of the Company’s 2015 Equity Incentive Plan. Mr. Weber will also be eligible to participate in employee benefit plans, such as medical, dental, and vision and the Company’s 401(k) Plan on the same basis as other Company employees. Mr. Weber will receive a housing allowance of up to 18,000 euro during his first year of employment.

The Company, through its subsidiary Curetis GmbH, and Mr. Weber will enter into a Managing Director Employment Contract (the “Weber Employment Contract”) effective as of January 1, 2022. In the event of a change of control (as defined in the Weber Employment Contract), Mr. Weber will have a one-time right to terminate the Weber Employment Contract upon three-months’ notice. In the event of such termination, Mr. Weber will be entitled to his salary and variable annual bonus for a period of six months after the termination of the Weber Employment Contract. The Weber Employment Contract may be terminated by either party without cause upon 12 months’ prior written notice. Pursuant to the Weber Employment Contract, Mr. Weber is subject to customary restrictive covenants, including a requirement not to compete with the Company and its affiliates anywhere in the world for a period of two years after termination of the agreement.

The foregoing summary of certain terms of the Weber Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Employment Contract, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 —   Other Information.

On November 4, 2021, the Company issued a press release announcing the appointment of Mr. Weber as the Company’s Chief Financial Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 —   Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Employment Contract
99.1	Press release dated November 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 4, 2021	OpGen, Inc.

	By:	/s/ Oliver Schacht PhD
		Name:	Oliver Schacht PhD
		Title:	Chief Executive Officer